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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported)   June 4, 1998
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                              THE GSI GROUP, INC.
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            (Exact Name of Registrant as Specified in its Charter)



                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


            333-43089                                   37-0856587
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    (Commission File Number)               (I.R.S. Employer Identification No.)


1004 E. Illinois Street, Assumption, Illinois                    62510
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  (Address of Principal Executive Offices)                   (Zip Code)


                                (217) 226-4421
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events.

     The Company has entered into a letter of intent to acquire Avemarau Equipamentos Agricolas Ltda., a Brazilian manufacturer and supplier of poultry confinement equipment. The proposed acquisition is subject to the satisfaction or waiver of certain conditions. There can be no assurance that the proposed acquisition will be consummated. The Company intends to finance the proposed acquisition with a portion of the proceeds of a planned offering of approximately $50 million of senior subordinated notes pursuant to a private placement offering document containing customary disclosures. The notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without such registration or an applicable exemption from the registration requirements. The Company is in the process of seeking consents from its current note holders to expand the capacity of the Company's existing indenture to enable it to issue such notes.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE GSI GROUP, INC.



Dated: June 5, 1998                   By: /s/ John W. Funk
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                                          John W. Funk
                                          Chief Financial Officer

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